Ex-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 126 to File No. 002-10765; Amendment No. 126 to File No. 811-00249) of Delaware Group Equity Funds I of our report dated December 22, 2009, included in the 2009 Annual Report to shareholders.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
February 24, 2010